UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

ALSET EHOME INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane Suite 210 Bethesda, Maryland 20814	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 3, 2022, Alset Capital Acquisition Corp. (“Alset Capital”), a special purpose acquisition company (SPAC) sponsored by Alset EHome International Inc. (the “Company”) and certain affiliates, closed its initial public offering of 7,500,000 units at $10.00 per unit (the “Offering”).

Each unit consisted of one of Alset Capital’s shares of Class A common stock, one-half of one redeemable warrant, and one right to receive one-tenth (1/10) of one share of Class A common stock upon the consummation of an initial business combination. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. The underwriters exercised their over-allotment option in full for an additional 1,125,000 units on February 1, 2022, which closed at the time of the closing of the Offering. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, were $86,250,000, prior to deducting underwriting discounts, commissions, and other Offering expenses.

The units have been listed on the Nasdaq Global Market (“Nasdaq”) and began trading on February 1, 2022, under the ticker symbol “ACAXU”. Once the securities comprising the units begin separate trading, the shares of Class A common stock, warrants and rights are expected to be listed on Nasdaq under the symbols “ACAX,” “ACAXW” and “ACAXR,” respectively.

Alset Capital is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While Alset Capital may pursue an initial business combination target in any business or industry, it intends to focus on identifying businesses in the real estate industry, including construction, homebuilding, real estate owners and operators, arrangers of financing, insurance, and other services for real estate, and adjacent businesses and technologies targeting the real estate space, which may be referred to as “Proptech” businesses.

The Company and its majority-owned subsidiary Alset International Limited each own 45% of the sole member of Alset Acquisition Sponsor, LLC, the sponsor (the “Sponsor”) of Alset Capital, with the remaining 10% of the sole member of the Sponsor owned by Alset Investment Pte. Ltd., a company owned by the Company’s Chairman, Chief Executive Officer and largest stockholder, Chan Heng Fai.

On February 3, 2022, the Sponsor purchased 473,750 units (the “Private Placement Units”) pursuant to a private placement for a purchase price of $4,737,500. Each Private Placement Unit consists of one share of Class A common stock, one-half of one warrant and one right entitling the holder to receive one tenth (1/10) of one share of Class A common stock. Previously, the Sponsor had purchased 2,156,250 shares of Class B common stock (the “Founder Shares”) pursuant to a private placement for a purchase price of $25,000, or approximately $0.012 per share. The Class B common stock will automatically convert into shares of Class A common stock at the time of Alset Capital’s initial business combination on a one-for-one basis, subject to certain adjustments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Dated: February 8, 2022	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer